[LETTERHEAD OF MACROVISION CORPORATION]

For Immediate Release

                     MACROVISION RAISES REVENUE AND EARNINGS
                                GUIDANCE FOR 2001

SUNNYVALE, Calif., January 10, 2001 - Macrovision Corporation (NASDAQ: MVSN) announced today that it is raising revenue and earnings estimates for 2001. Current analyst estimates for revenues range from $100m to $107m, and from 70c to 78c for pro forma EPS. The Company is now projecting revenues of $105 to $110m, and pro forma EPS in excess of 80c.

The statements contained in this press release are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

      o Revenues for the first quarter of 2001 are estimated to be in the $20m-$22m range.

      o Gross margins for the year are anticipated to continue to be in the 92%-94% range.

      o Operating margins are forecast at 52% to 55% of revenues for the year.

      o     Pro forma earnings are estimated to be in excess of $40m.

      o The Company estimates that pro forma EPS for the first quarter of 2001 will be in the 15c-16c range.

The Company will update its 2001 revenue and earnings guidance in a conference call on January 10, 2001, at 2:00 p.m. PST (5:00 p.m. EST). Investors and analysts interested in participating in the conference are welcome to call 212-346-7443 and enter reservation number17599101.

The conference call can also be accessed via live webcast at www.streetfusion.com on January 10, 2001 starting at 2:00 p.m. PST (5:00 p.m.
EST). Approximately 2 hours after the live webcast ends, the on-demand webcast of Macrovision's conference call can be accessed at www.macrovision.com or www.streetfusion.com until January 16, 2001 at 11:59 p.m. PST.

Investors and analysts interested in listening to a recording of the conference are welcome to call 800-633-8284 (or international 858-812-6440) and enter reservation number 17599101. Access to the postview conference is available from 4:30PM PST on 1/10/2001 to 4:30PM PST on 1/11/2001. The conference call script will be posted on the Company's website approximately 48 hours following the call and will be posted for 30 days.

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NOTE TO EDITORS: FOR MORE INFORMATION ON MACROVISION CORPORATION AND ITS OTHER
PRODUCTS, SEE WWW.MACROVISION.COM.

All statements contained herein that are not statements of historical fact, including statements that use the words "may," "anticipates," "estimates," "expects," "potential," "projects," or "forecasts" or similar words that describe the Company's or its management's expectations, plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: business and economic conditions and growth or lack of growth in the video and software industries in various geographic regions; the timing of the motion picture studio release of popular movies to home video; the ability of the major motion picture studios to produce "blockbuster" titles; the degree of use of the Company's copy protection technologies by major motion picture studios; the ability of the Company to develop and expand markets for electronic software licensing; the ability of the Company's products to achieve or sustain market acceptance and to meet, or continue to meet, the changing demands of video and software providers; competitive factors, such as rival technologies; pricing pressures; competition for employees and facilities; development and timing of introduction of new technologies and software applications; continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments; the ability to manage internal growth and to integrate and operate any acquired businesses; the impact of events outside the United States such as fluctuating currency rates and unrest or political instability in countries in which the Company has significant operations or sales; and litigation involving intellectual property, antitrust and other issues. Other factors include those outlined in the Company's Annual Report on Form 10-K for 1999, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                      # # #

INVESTOR CONTACT:
Ian Halifax
Macrovision Corporation
+1 (408) 743 8461
ihalifax@macrovision.com

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